U.S. SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934


                    Date of Report: July 24, 1998


                  SOUTHERN STATES POWER COMPANY, INC.
                  -----------------------------------
               (Formerly Known As Pascal Ventures, Inc.)
         (Exact name of registrant as specified in its charter)


                               Delaware
                               --------
             (State or other jurisdiction of incorporation)


                0-29356                          33-0312389
                -------                          ----------
         (Commission File No.)                 (IRS Employer
                                             Identification No.)

            830 Havens Road
          Shreveport, Louisiana                     71107
          ---------------------                     -----
(Address of principal executive offices)          (Zip code)


Registrant's telephone number, including area code: (318) 868-1495

Item 1.  Change in Control of Registrant.

     Effective July 13, 1998, pursuant to a definitive agreement (attached hereto and incorporated herein as Exhibit 2.0) (the "Agreement") Pascal Ventures, Inc., a Delaware corporation (the "Company") acquired all of the issued and outstanding shares of Southern States Power Company, a Louisiana corporation ("Southern"). The terms of the transaction involved the Company issuing an aggregate of 8,205,000 shares of its "restricted" common stock to the former shareholders of Southern in exchange for all of the issued and outstanding stock of Southern. Southern did not survive the transaction. The Company has also changed its name to "Southern States Power Company, Inc."

     Pursuant to the terms of the Agreement, Bruce Crawford, Kristin Walker and Gerard Jackson resigned their respective positions in the Company and the following persons were appointed as new officers and directors of the Company:

      Name                                 Office
__________________                 ______________________

Heber C. Bishop                    President/Director

William Curtis Thurmon             Director

Robert B. Raines, Jr.              Director

Antoinette Fowler                  Secretary/Treasurer

     The percentage of voting securities of the Company now beneficially owned directly or indirectly by the entity who acquired control and the identity of the entities who acquired control are as follows:

Name of                  Amount and Nature of       Percent of
Beneficial Owner         Beneficial Ownership         Class
--------------------------------------------------------------

B.A.T. International           5,000,000               48.9%
3601 Empire Avenue
Burbank, CA 91505

Roberto & Terese Beaton            5,000                 *
4314 Victory Blvd.
Burbank, CA 91505

Heber C. Bishop(1)                50,000                 *
6283 Tall Oaks Lane
Salt Lake City, Utah 84121

Name of                  Amount and Nature of       Percent of
Beneficial Owner         Beneficial Ownership         Class
--------------------------------------------------------------

James R. Bunnel                   25,000                 *
6817 Lake Cove Lane
Citrus Heights, CA 95621

Terri L. Bush                     10,000                 *
4097 Fern Ave.
Shreveport, LA 71105

Nilesh & Sonal Desai              60,000                 *
132 Aspen Oak Lane
Glendale, CA 91207

Jayesh & Meena Desai              10,000                 *
201 S. Brighton St.
Burbank, CA 91505

Robert Deutsch                    35,000                 *
2312 Magnolia Blvd.
Burbank, CA 91506

Bryan Eget                        13,000                 *
18322 Blyth Street
Reseda, CA 91335

Antoinette Fowler(1)               5,000                 *
4440 Old Mooringsport Rd.
Shreveport, LA 71107

Franklin Case                      2,000                 *
241 Olive
Burbank, CA 91502

Hemisphere Group, Inc.         1,000,000                9.7%
6 Venture, Ste. 207
Irvine, CA 92618

Paul & Bobbi Kouri                20,000                 *
1 Regency Dr.
Rancho Mirage, CA 92270

Mahendra & Ann Patel              20,000                 *
19633 Pine Valley Way
Northridge, CA 92270

Shailesh & Sudha Patel            15,000                 *
923 Calle Amable
Glendale, CA 91326

Name of                  Amount and Nature of       Percent of
Beneficial Owner         Beneficial Ownership         Class
--------------------------------------------------------------

Robert B. Raines, Jr.(1)          20,000                 *
3707 Truett
Shreveport, LA 71007

Roberto Ruiz                      10,000                 *
27523 Diane Marie Cir.
Saugus, CA 91501

Southern States Gas            1,150,000               11.2%
Gathering System, LLC
5295 S. Commerce Dr.330
Salt Lake City, UT 84107

Southern States Oil              700,000                6.8%
Production, LLC
830 Havens Road
Shreveport, LA 71101

William Curtis Thurmon(1)         30,000                 *
5701 Lakefront
Shreveport, LA 71119

Unlimited Group, Inc.             25,000                 *
5295 Commerce Dr., Ste. 310
Salt Lake City, UT 84107

All Proposed Directors           105,000                1.0%
and Officers as a
Group (4 persons)
_________________________

(1)  Officer and Director.

* Less than 1%

Item 2.  Acquisition and Disposition of Assets.

     Effective July 13, 1998, 1998, Pascal Ventures, Inc., a Delaware corporation (the "Company") acquired all of the issued and outstanding securities of Southern States Power Company, Inc., a Louisiana corporation ("Southern"), consisting of 8,205,000 shares of common stock, par value $.001 per share. The nature and amount of consideration given in connection with the Agreement was the issuance of 8,205,000 shares of "restricted" common stock of the Company to the former Southern shareholders. The consideration given and received was determined by arms-length negotiations between the principals of the Company and the principals of Southern. No material relationship existed or presently exists between management of the companies. In addition the Company undertook a "forward split" of its common stock, whereby 4 shares of common stock will be issued in exchange for one share of common stock prior to the closing. Therefore, immediately prior to closing, there were 2,000,000 shares of the Company outstanding. Subsequent to the closing there are 10,205,000 shares of the Company's commons stock outstanding.

     The Company intends to develop its proprietary technology relating to the generation of power for small and large power generation facilities and to attempt to obtain favorable market prices for natural gas and other needed fuels for power systems with which it intends to contract. To date the Company has generated no revenues.

Item 6.    Resignation of Registrant's Directors.

         Bruce Crawford, Kristin Walker, and Gerard Jackson resigned as officers and directors of the Company, effective July
13, 1998, all of whom constituted the complete Board of Directors of the Company as of that date.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

Item 7(a).  Financial Statements of Business Acquired
-----------------------------------------------------

     The audited financial statements of Southern States Power
Company, Inc. for the fiscal years ended March 31, 1998 are attached hereto.

Item 7(b). Pro Forma Financial Information.
-------------------------------------------

     The Registrant hereby undertakes to file an amendment to this Form 8-K within sixty (60) days from the date of this filing, to include the pro forma financial information of the Company pursuant to Article 11 of Regulation S-X.

Item 7(c)  Exhibits.
--------------------

     Number        Exhibit
     ------        -------

      2.0          Share Exchange Agreement and Plan of
                   Reorganization

     27.0          Financial Data Schedule

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SOUTHERN STATES POWER COMPANY, INC.



                              By:/s/ Heber Bishop
                                 --------------------------------
                                     Heber Bishop,
                                      President

Dated: July 24, 1998

               SOUTHERN STATES POWER COMPANY, INC.

                         BALANCE SHEET

                         MARCH 31, 1998






                            CONTENTS

                                                              Page

Independent Auditors' Report                                    1

Balance Sheet                                                   2

Notes to Balance Sheet                                         3-4

                     STONEFIELD JOSEPHSON, INC.
                    Certified Public Accountants
                    Business & Personal Advisors
          Members DFK, IAPA, Institute for Profit Advisors



                        INDEPENDENT AUDITOR'S REPORT



Board of Directors
Southern States Power Company, Inc.
Shreveport, Louisiana


We have audited the accompanying balance sheet of Southern States Power Company, Inc. as of March 31, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Southern States Power Company, Inc. as of March 31, 1998, in conformity with generally accepted accounting principles.


s/Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
May 12, 1998




1620 26th Street, Suite 400 South
Santa Monica, CA  90404-4041
310 453-9400 Fax 310 453-1187

                SOUTHERN STATES POWER COMPANY, INC.

                   BALANCE SHEET - MARCH 31, 1998




                               ASSETS

Cash                                                    $1,000,000

Organization costs                                          10,000

                                                        $1,010,000









                         STOCKHOLDERS' EQUITY


Common stock; $0.001 par value,
   10,000,000 shares authorized,
   3,005,000 shares issued and
   outstanding                       $     3,005
Additional paid-in capital             1,006,995

                                                        $1,010,000



See accompanying independent auditors' report and notes to balance sheet

                SOUTHERN STATES POWER COMPANY, INC.
                      NOTES TO BALANCE SHEET
                           MARCH 31, 1998


(1)  Summary of Significant Accounting Policies:

     General:

          The Company was incorporated in the State of Louisiana on March 13, 1998 and has elected December as its year-end

     Business Activity:

          The Company has had no operating activity and plans to generate energy efficient power supply in exchange for fees from customers.

     Organization Costs:

          The Company's organization costs consists of legal and filing fees, which were incurred by Southern States Power Company, Inc., and will be amortized over a 60-month period.

     Use of Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value:

          Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such amounts.

     Cash:

          The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.
          The Company has not experienced any losses in such accounts.

See accompanying independent auditors' report

                SOUTHERN STATES POWER COMPANY, INC.
                 NOTES TO BALANCE SHEET (CONTINUED)
                           MARCH 31, 1998


(2)  Stockholders' Equity:

     The Company issued 2,500,000 shares of its common stock to B.A.T. International, Inc. in exchange for an exclusive worldwide license to utilize the B.A.T. Dolphin Pulse Charge Technology for use in its power generation and natural gas pumping applications.

     The Company raised $1,000,000 through the issuance of 500,000 shares of its common stock to The Hemisphere Group. An option to purchase and additional 750,000 shares of the Company's common stock remains outstanding until March 2000 and may be exercised at a price of $2.00 per share.

     The Company also issued 5,000 shares of its common stock in exchange for legal services related to organization costs.

(3)  Subsequent Events:

     The Company entered into a five-year agreement with Southern States Gas Gathering System, LLC to purchase up to 2,000,000 cubic feet of natural gas per day at $2,600 per million cubic feet in exchange for 350,000 shares of its common stock. The Company may extend this agreement for another five years, at the end of the initial term, at a price of 5% below the spot price of natural gas.

     The Company also entered into a five year agreement with Southern States Oil Production, LLC to purchase up to 4,200 gallons of Louisiana light sweet crude oil per day at a fixed price of $0.38 per gallon in exchange for 350,000 shares of its common stock. The Company may extend this agreement for another five years, at the end of this initial term, at a price of 5% below the spot price of Louisiana light sweet crude oil.

     The Company has entered into negotiations whereby it would merge into a publicly held corporation which has negligible operations (the "Shell"). Since the shareholders of the Company will become controlling shareholders of the Shell, the Company will be treated as the acquirer for accounting purposes, and will then become a publicly reporting company.



See accompanying independent auditors' report.

               SOUTHERN STATES POWER COMPANY, INC.
                ________________________________

                    EXHIBIT 2.0 TO FORM 8-K
                ________________________________

                   SHARE EXCHANGE AGREEMENT
                  AND PLAN OF REORGANIZATION

                ________________________________

       SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT, made and entered into this 29th day of May, 1998, by and between Pascal Ventures, Inc. ("Public Company"), a publicly held Delaware corporation, and Southern States Power Company, Inc. "Company"), a privately held Louisiana corporation ("Company") and the individuals listed on Exhibit "A" attached hereto and specifically incorporated herein by this reference (the "Company Shareholders").

                          WITNESSETH:

     WHEREAS, Public Company desires to acquire all of the issued and outstanding capital stock of Company; and

     WHEREAS, the Company Shareholders are the sole holders of all Company's capital stock outstanding and they desire to transfer the same to Public Company in exchange for such consideration as is set forth herein; and

     WHEREAS, it is the intention of the parties to this Agreement that the transactions evidenced hereby qualify as a reorganization pursuant to such sections of the Internal Revenue Code of 1954, as amended (the "Code"), as are applicable, including, without limitation, Section 368(a)(1)(b) thereof, and that there not be a taxable gain or loss recognized by Public Company, Company or the Company Shareholders upon consummation of the transactions evidenced hereby; and

     WHEREAS, the transactions evidenced hereby are to be submitted for approval at a special meeting of the Board of Directors of Public Company and Company and by the Company Shareholders by unanimous consent, dated on even date herewith;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, terms and conditions set forth herein, and such other and further consideration, the receipt and sufficiency of which is hereby acknowledged, this Agreement is adopted as a reorganization pursuant to the Code and THE PARTIES AGREE AS
FOLLOWS:

                            ARTICLE I

          REPRESENTATIONS AND WARRANTIES OF PUBLIC COMPANY

     Public Company represents and warrants to Company and the Company Shareholders as follows:

     1.1 Company Profile; Assets and Liabilities. Public Company is not currently conducting, and has never been engaged in, any business other than as set forth its definitive Form 10-SB/A3 dated on or about February 1998 (the "Form"). Other than the costs associated with the transaction proposed herein, Public Company has no liabilities of any nature, whether accrued, absolute, contingent, known or otherwise. Public Company has no assets except as disclosed on its audited financial statements for the year ended April 30, 1997.

     1.2 Financial Statements. Public Company has delivered audited financial statements dated, and for the period ended April 30, 1997, together with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis, which financial statements contain a balance sheet dated April 30, 1997 and the following statements for the period then ended: a statement of operations, a statement of stockholders' equity, and a statement of cash flows.

     1.3 Absence of Certain Changes. Since the date of the most recent financial statements delivered hereunder, Public Company has not:

     (a) Suffered any material and adverse change in its financial condition, working capital, assets, liabilities, reserves, business, operations or prospects;

     (b) Suffered any loss, damage, destruction or other casualty materially and adversely affecting any of its properties, assets or business (whether or not covered by insurance);

     (c) Borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability, except as related to the costs associated with the proposed transaction herein and to its transfer agent;

     (d) Paid, discharged or satisfied any claims, liabilities or obligations, other than in the normal course of its business;

     (e) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

     (f) Canceled any debts or waived any claims or rights of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible);

     (g) Granted any increase in the compensation of directors, officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or any increase in the compensation payable or to become payable to any director, officer or employee;

     (h) Made any capital expenditure or commitment outside of its normal course of business;

     (i) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities, other than as required hereunder;

     (j) Made any change in any method of accounting or accounting practice;

     (k) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible), to, or entered into any affiliate or associate of any of its directors or officers, except for directors' fees and compensation to officers at rates set forth in any Form 10-K or 10-KSB of Public Company filed with the Securities and Exchange Commission, none of which shall result in any liability or indebtedness which shall survive this closing;

     (l) Entered into any transaction, contract or commitment;

     (m) Been subject to any other event or condition of any character that has or might reasonably have a material and adverse effect upon the financial condition, business, assets or properties of Public Company;

     (n) Agreed, whether in writing or otherwise, to take any action described in this paragraph of the Agreement.

     1.4 Affirmative Representations Regarding Action of Public Company between Date of Financial Statements Delivered and Closing. Between the date of the most recent financial statements delivered hereunder and the date of this Agreement, Public Company has conducted its business in the same manner as conducted before the date of such financials. Public Company will continue to conduct its business in the same manner as conducted before the date of the financial statements through the date of closing, as defined hereinbelow.

     1.5 Employment Agreements; Benefit Plans. There is not currently any employment or severance agreement to which Public Company was or is subject, or by which it was or is bound.
Further, no such agreements will arise in the future as a result of acts which have occurred previous to, or concurrent with, the date hereof. Further, Public Company is not subject to, nor has it established, a benefit plan, whether pursuant to the Code or otherwise, other than disclosed in Public Company's Form. No shares of common stock, options to acquire common stock or other benefits have been issued under, or pursuant to, any such plan or arrangement.

     1.6 Permits and Licenses. The business of Public Company has complied and currently complies in all material respects with all applicable laws and regulations and with its Form. Further, the business of Public Company does not currently require, and has not in the past required, application to procure any license, permit, franchise, order or approval.

     1.7 Litigation. There is no litigation or proceeding pending or threatened against or relating to Public Company or its business. There is no factual basis, whether known or unknown, for any claim or action to be threatened or asserted against Public
Company.

     1.8 Contracts, Agreements and Leases. Other than its agreement with its legal counsel and transfer agent, Public Company is not a party to any contracts, agreements, permits, licenses, plans, leases or similar arrangements. The obligations of Public Company owed to its legal counsel and transfer agent will be paid in full through closing by Public Company, without exception.

     1.9 Principal Shareholders. Public Company has previously provided to Company or its counsel a current list of its shareholders and as of the date of this Agreement and affirmatively states that no additional shares have been issued by the Board of Directors of Public Company, nor is issuance of such additional shares contemplated as of the date of this Agreement, other than as described herein. The shareholder list delivered to Company is accurate and complete as of the Closing Date herein.

     1.10 Authorization. Public Company has duly taken all corporate action necessary to authorize the execution and delivery of this Agreement, the consummation of the transactions evidenced hereby and the performance of its obligations hereunder.

     1.11 Enforceable Obligations. This Agreement is a legal and binding obligation of Public Company, enforceable in accordance with the terms hereof, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general equitable principles.

     1.12 No Conflicts or Consents. The execution and delivery by Public Company of this Agreement and the performance of its obligations have not conflicted and will not conflict with any provision of law, statute, rule or regulation or any judgment applicable to or binding upon Public Company, nor will it result in the creation of any lien, charge or encumbrance. No consent, approval, authorization or order of any court or governmental authority or third party has been or is required in connection with the execution and delivery by Public Company of this Agreement or the consummation of the transactions evidenced hereby. Neither the execution nor the consummation of this Agreement in accordance with the terms and conditions set forth herein has conflicted or will conflict with or constitute a default under or a breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time could or would constitute a default under the

Certificate or Articles of Incorporation or Bylaws of Public
Company.

     1.13 Organization and Good Standing. Public Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business and enter into and carry out the transactions evidenced herein. Public Company is qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted makes such qualification necessary. As of the date hereof, Public Company does not have any subsidiaries or interests in any corporation, partnership, limited partnership or other business entity.

     1.14 Capitalization. Prior to execution of this Agreement, the shareholders of Public Company have adopted certain resolutions, including ratifying a forward split of the Public Company common stock and caused the applicable Article relevant to the Public Company capitalization included in the Articles of Incorporation of Public Company, to be amended. As a result of the adoption of these resolutions and amendments, the authorized capital stock of Public Company now consists of 15,000,000 shares of common stock, $.001 par value, of which 500,000 of such shares are issued and outstanding, all fully paid for and nonassessable, and no shares of preferred stock. All references to the capitalization of Public Company in this Agreement reflect the changes so authorized by the Public Company shareholders.

Public Company has no other outstanding rights, options, warrants, contracts, commitments or demands of any character which would require the issuance (or transfer out of treasury), by Public Company of any shares of its capital stock. All outstanding securities were issued in accordance with applicable federal and state securities laws or exemptions therefrom. The Public Company Form was duly registered with the U.S. Securities and Exchange Commission ("SEC") and all applicable state securities departments (collectively referred to as "State Registrations"). All SEC and State Registrations complied with all applicable laws, rules and regulations. No claims or actions have been threatened or asserted arising out of, or concerning, the Form, SEC Registrations, State Registrations or the sale of securities of Public Company.

     1.15 Filing of Reports. Public Company is presently current in the requirement to file all Form 10-QSB, 10-KSB and 8-KSB reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended. Further, Public Company has filed all required reports of application of proceeds with all applicable state securities departments on the appropriate forms and will, prior to or at Closing, file the final Form SR with the SEC. All forms, filings and reports, including but not limited to the Form, filed by Public Company with the SEC and each state securities department were complete and accurate and contained no material misstatements or omissions of a material fact.

     1.16 Tax Filings. Public Company has duly filed all federal, state, local and foreign tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by any federal, state, local or foreign tax authorities. Further, the reserve for taxes, if any, reflected in the balance sheet delivered hereunder is adequate and there are no tax liens upon any property or assets of Public Company. Further, no state of facts exists or has existed which would constitute grounds for the assessment of any tax liability. All deficiencies and assessments resulting from an examination of state, local, federal and foreign tax returns and reports have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax return or report for any period. Public Company is not a "consenting corporation" within the meaning of
Section 341(f)(1) of the Code.

     1.17 Compliance With Law. Public Company is in compliance with all laws, regulations and orders applicable to its business, including but not limited to, all applicable laws, rules and regulations of the U.S. Securities and Exchange Commission and all applicable state securities departments. Further, Public Company has not received any notification that it is in violation of any laws, regulations or orders and, to the best knowledge of management of Public Company, no such violations exist. Neither Public Company nor any employee or agent of Public Company has made any payment to any person which violates any statutes or law required to be disclosed under applicable disclosure policies of the Securities and Exchange Commission.

     1.18  Disclosure.  No representations or warranties by

Public Company in this Agreement and no statement contained in any document (including, without limitation, financial statements), certificate or other writing furnished or to be furnished by Public Company to Company or the Company Shareholder pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contained or will contain any untrue statement of material facts or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no facts known to Public Company which, either individually or in the aggregate, could or would materially and adversely affect or involve any substantial possibility of having a material and adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or business of Public Company.

     1.19  Officers' Certificates.  At closing, the President of
Public Company shall provide to the satisfaction of Company, to the effect that:

     (a) Public Company is not currently conducting, and has never been engaged in, any business other than set forth in its Form.

     (b) Public Company has delivered audited financial statements dated, and for the fiscal year ended, April 30, 1996, together with all Notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis, which financial statements contain a balance sheet dated April 30, 1997, and the following statements for the period then ended: a statement of operations, a statement of stockholders' equity, and a statement of cash flows. Further, Public Company has delivered, or will deliver upon request of Company, all books and records, as well as all required substantiating documentation, to Company, which are necessary to compile financial statements for periods subsequent to the date of, and the periods covered by, the most recent financial statements delivered hereunder. Further, Public Company has delivered, or otherwise made available, true and correct copies of the Articles of Incorporation and bylaws of Public Company, minutes of all meetings of its directors and shareholders, true and correct copies of all filings made in respect of Public Company's initial public offering and such other and further material as has been requested.

     (c) Since the date of the most recent financial statements delivered hereunder, Public Company has not (unless otherwise described herein):

     (1) Suffered any material and adverse change in its financial condition, working capital, assets, liabilities, reserves, business, operations or prospects;

     (2) Suffered any loss, damage, destruction or other casualty materially and adversely affecting any of its properties, assets or business (whether or not covered by insurance);

     (3) Borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability;

     (4) Paid, discharged or satisfied any claims, liabilities or obligations, other than in the ordinary course of its business;

     (5) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

     (6) Canceled any debts or waived any claims or rights of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible);

     (7) Granted any increase in the compensation of directors, officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer or employee;

     (8) Made any capital expenditure or commitment other than in the normal course of its business or as disclosed herein;

     (9) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities, other than as required hereunder to consummate the transaction proposed herein;

     (10) Made any change in any method of accounting or accounting practice;

     (11) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its directors or officers or any affiliate or associate of any of its directors or officers;

     (12) Entered into any transaction, contract or commitment other than as described in the Public Company Form, or as otherwise previously described to Company;

     (13) Been subject to any other event or condition of any character that has or might reasonably have a material and adverse effect upon the financial condition, business, assets or properties of Public Company;

     (14) Agreed, whether in writing or otherwise, to take any action described in this paragraph of the Agreement;

     (d) Between the date of the most recent financial statements delivered hereunder and the date of this Agreement, Public Company has conducted its business in the same manner as conducted before the date of such financials and in accordance with the Public Company Business Plan described in its Form.

     (e) There is not currently any employment or severance agreement to which Public Company was or is subject, or by which it was or is bound. Further, no such agreements will arise in the future as a result of acts which have occurred previous to, or concurrent with, the date hereof.

     (f) There is no litigation or proceeding pending or threatened against or relating to Public Company, or its business.

     (g) Public Company is not a party to any contract, agreement, permit, license, plan, lease or similar arrangement which will survive closing, other than its existing agreement with its transfer agent.

     (h) The execution and delivery by Public Company of this Agreement and the performance of its obligations have not conflicted and will not conflict with any provisions of law, statute, rule or regulation or any judgment applicable to or binding upon Public Company, nor will it result in the creation of any lien, charge or encumbrance. No consent, approval, authorization or order of any court or governmental authority or third party has been or is required in connection with the execution and delivery by Public Company of this Agreement or the consummation of the transactions evidenced hereby. Neither the execution nor the consummation of this Agreement in accordance with the terms and conditions set forth herein, has conflicted or will conflict with or constitute a default under or a breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time could or would constitute a default under the Articles of Incorporation, as amended, or bylaws of Public Company.


     (i) Public Company is in compliance with all laws, regulations and orders applicable to its business. Further, Public Company has not received any notification that it is in violation of any laws, regulations or orders and no such violations exist. Neither Public Company, nor any employee or agent of Public Company, has made any payment to any person which violates any statutes or law required to be disclosed under applicable disclosure policies of the Securities and Exchange Commission.



                           ARTICLE II

                REPRESENTATIONS AND WARRANTIES
             OF COMPANY AND THE COMPANY SHAREHOLDERS

     Company and the Company Shareholders represent and warrant to Public Company as follows:

     2.1 Organization and Good Standing. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all corporate powers required to carry on its business. Company is qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the character of its properties or the nature of its business makes such qualification necessary.

     2.2 Authorization. The Company Shareholders have duly taken all action necessary to authorize the execution and delivery of this Agreement and to authorize the consummation of the transactions evidenced hereby and the performance of their obligations and the obligations of Company hereunder.

     2.3 No Conflicts or Consents. The execution and delivery by the Company Shareholders of this Agreement and their performance of those obligations set forth herein have not conflicted and will not conflict with any provision of law, statute, rule or regulation or of any agreement or judgment applicable to or binding upon them or Company, or result in the creation of any lien, charge or encumbrance upon any of their assets or properties, or upon those of Company. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Company, or by the Company Shareholders, of this Agreement or the consummation of the transactions evidenced hereby. Neither the execution of this Agreement nor its consummation in accordance with its terms has conflicted or will conflict with or constitute a default under or breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time would or could constitute a default under any note, indenture, mortgage, deed of trust or other agreement or instrument to which Company or the Company Shareholders are a party or by which either or all of them are bound.

     2.4 Enforceable Obligations. This Agreement is a legal and binding obligation of Company and the Company Shareholders, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor's rights and general equitable principles.

     2.5 Capitalization. The authorized capital stock of Company consists of 10,000,000 shares of common stock, of which 4,102,500 are issued in outstanding and fully paid for and nonassessable. Company has no outstanding rights, options, warrants, contracts, commitments or demands of any character which would require the issuance (or transfer out of treasury), by Company of any shares of its capital stock. All outstanding securities were issued in accordance with applicable federal and state securities laws or exemptions therefrom.

     2.6 Financial Statements. Company shall deliver audited financial statements dated, and for the period ended, March 31, 1998, together with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis, to Public Company on or before the Closing Date.

     2.7 Other Information and Inspections. Company has made available for inspection and copying all books and records of Company and has fully and completely furnished to Public Company such information as has been requested.

     2.8 Disclosure. No representations or warranties by Company or the Company Shareholders in this Agreement and no statement contained in any document, certificate or other writing furnished or to be furnished by Company or the Company Shareholders to Public Company pursuant to the provisions hereof, or in connection with the transaction contemplated hereby, contained or will contain any untrue statements of material facts or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Unanimous consents of the Company Shareholders and directors were executed, to be effective on when the Closing occurs. Under the respective consents, all transactions evidenced hereby obtained the requisite approval.




                           ARTICLE III

                  CLOSING AND EXCHANGE OF SHARES

     3.1 Terms of the Exchange. On the Closing Date, or such date as stated below:

     (a) On the Closing Date, Public Company shall cause the following to occur simultaneously with the Closing:

          (1) A forward split of 4 to 1 for all pre-exchange Public Company common shares, making the total issued and outstanding common shares as of the Closing Date 4,000,000 shares;

          (2) Issuing to the Company Shareholders, in an acceptable form, certificates for 8,205,000 by the Company)
"restricted" shares (post forward split by the Company of 2 to 1), of its no par value voting common stock (the "Exchange Shares"), free and clear of all mortgages, pledges, claims, liens and other rights and encumbrances whatsoever.

     (b) The Exchange Shares shall not be subject to any preemptive rights, options or similar rights on the part of any shareholder or creditor of Public Company, or any other person whatever.

     (c) The Company Shareholders shall, in consideration for their receipt of the Exchange Shares, transfer and deliver to Public Company certificates representing all 4,102,500 of the pre-forward split (2 to 1) issued and outstanding Company Shares owned by them. Public Company shall receive good and merchantable title to the Company Shares, which shall be transferred to Public Company free and clear of all liens, mortgages, pledges, claims or other rights or encumbrances whatever.

     3.2 Restrictions on Transfer. The Exchange Shares, when issued and delivered hereunder, will not be registered under the Securities Act of 1933, as amended, nor will the Company Shareholders be granted any registration rights under such Act as to such shares. The Company Shareholders shall execute and deliver to Public Company an investment letter satisfactory in form and substance to Public Company's counsel which states, among other things, that the Exchange Shares have been acquired for investment and with no present intent to make any resale, assignment, transfer or hypothecation of all or any part thereof and that the certificates representing the Exchange Shares will bear a restrictive legend which states in effect that such shares have not been registered under the Securities Act of 1933, as amended, and consequently may not be resold, assigned, transferred or hypothecated unless registered under such Act or, in the opinion of Public Company's counsel, an exemption from the registration requirements of such Act is available for any such transaction.

     3.3 Changes in Capitalization of Public Company. If, between the date of the most recent financial statements of Public Company delivered to Company and the Company
Shareholders and the Closing Date, the outstanding shares of the capital stock of Public Company are found to have been increased, decreased, changed into or exchanged for a different number or kind of said shares or securities of Public Company through reorganization, reclassification, stock dividend stock split, reverse stock split or similar change in the capitalization of Public Company and such has not been disclosed to the Company Shareholders hereunder, Public Company, at the election of the Company Shareholders, shall issue and deliver to the Company Shareholders such number of Public Company shares as will reflect an equitable adjustment of the Public Company shares specified in Paragraph 1 of this Article III on account of any such increase, decrease, change or exchange. In the event of any such change in the capitalization of Public Company, all references to the shares herein shall refer to the number of Public Company shares as thus adjusted. However, it is specifically acknowledged, agreed and understood that the shareholders of Public Company have conditionally approved a proposal to undertake a "forward split" of the Public Company common stock, wherein 20 shares of common stock issued and outstanding will be exchanged for 1 share of common stock, as well as additional matters more specifically stated in that certain Proxy Statement, which is in progress and which will, when completed, be attached hereto and incorporated herein as Exhibit "B". The sole condition to the approval of the aforesaid forward stock split is the successful consummation of the transaction proposed herein. Public Company shall have no obligation to issue any additional shares to the Company Shareholders as described herein as a result of the aforesaid reverse stock split. As part of the Closing also amend the Certificate or Articles of Incorporation to increase the authorized common stock to 50,000,000 shares, $.001 par value.

     3.4 Closing Date/Effective Date. The Closing Date of the transactions contemplated hereby shall be May 31, 1998, or such earlier or later date as the parties may so choose thereafter. All representations of the parties hereto shall survive the closing and the representations and warranties shall be made as in effect on the Closing Date.

     The Effective Date shall be the date in which all of the certificates necessary to effectuate this transaction have been duly issued by the respective party and all other matters relevant to the closing of the transaction contemplated herein have been accomplished.

     3.5  Closing Documents.

          A. To Be Delivered by Public Company:

             (1) Certificates representing 8,205,000 shares of "restricted" common stock to the Company Shareholders;

             (2) Certified copy of minutes of shareholder and directors, authorizing this transaction;

             (3) Certificate of Good Standing;

             (4) Opinion of legal counsel acceptable to Company;

             (5) Resignation letters of Bruce Crawford and Kristin Walker as officers and directors, as applicable, along with the resignation letter of Gerard Jackson as director.

             (6) Letter from present independent certified public accountant, resigning from said position and further indicating that the basis of their resignation does not arise from any changes in or disagreements with the management of Public Company on any issue of accounting practices or procedure.

     (B) To be delivered by Company or Company Shareholders:

         (1) Original certificates representing 4,102,500 shares of Company, (representing all of the issued and outstanding shares of the Company pre-forward split, 2 to 1)together with an assignment of said shares, separate from said Certificates (if requested by Public Company);

          (2) Certified copy of minutes of shareholders and directors of Company, authorizing this transaction;

          (3) Certificate of Good Standing;

          (4) Legal opinion of counsel, acceptable to Public
Company;

          (5) Certificate of President;

          (6) Investment letter from Company Shareholders relating to issuance of Public Company common stock relevant herein.

                            ARTICLE V

          COVENANTS OF COMPANY AND THE COMPANY SHAREHOLDERS

     Company and, insofar as they have the power to direct Company by ownership of voting securities or otherwise, the Company
Shareholders (Company and the Company Shareholders being collectively referred to below as the "Company Parties"), covenant and agree that, prior to the Effective Date:

     5.01 Effectuation of this Agreement. The Company Parties will use their best efforts to cause this Agreement to become effective, and all transactions herein contemplated to be consummated, in accordance with their terms, to obtain all required consents and authorizations of the Company Parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal and state securities laws and other laws as may be applicable to the contemplated transactions.

     5.02 Transactions. The Company Parties will carry on Company's business diligently and substantially in the same manner as heretofore conducted, and will not enter into any transactions which are not in the ordinary course of Company's business, or which would singly or in the aggregate be materially adverse to Company's business, prospects or financial condition, taken as a whole, or which had not been previously disclosed to Public Company.

     5.03 Conduct of Business. (a) The Company Parties will not (i) permit or do or cause to be done anything which Company has represented in Article II not to have been done, except as otherwise permitted in this Agreement or consented to by Public Company in advance and in writing; (ii) make or permit any amendment to Company's Articles of Incorporation or bylaws; (iii) cause or permit to be declared or paid any dividend, stock split, combination (reverse split) or other recapitalization or distribution in respect of Company's common stock, nor cause or permit the issuance of any additional shares of Company's common stock; (iv) permit the increase of compensation of any type to any director or officer or other employee of Company; (v) to the best ability of the Company Parties, permit or do any act or omission to act the effect of which would be to breach or violate any contract or commitment to which Company is a party; (vi) to the best ability of the Company Parties, permit or cause the waiver of the provisions of any statute of limitations applicable to the levy or assessment of any federal, state, municipal or foreign taxes payable by Company; or (vii) organize any subsidiary of Company, or acquire or permit the acquisition of any equity interest in any other business or entity, with the exception of those proposed transactions presently in negotiations and disclosed herein.

     (b)  To the best of their ability, the Company Parties will:
(i) maintain Company's books, accounts, and records as now being maintained, on a consistent basis; (ii) maintain Company's properties in good repair; (iii) comply with and not violate any law, rule, regulation, or ordinance whatever applicable to Company or its business or any license or permit issued to Company; and
(iv) take each and every step necessary to preserve the charter issued by the State of Florida, including timely filing of corporate reports and current payment of all taxes now and hereafter due and owing.

     5.04 Issuance of Additional Securities. Company shall not issue or permit the issuance of any common stock of Company or of any warrant, option or other right to subscribe for or acquire common stock or any other securities whatever of Company, nor shall any stock option or stock purchase plan, incentive stock option plan or similar plan be adopted whereby persons could acquire securities of Company, or any option or similar right to acquire such securities.

     5.05 Publicity and Filings. All press releases, shareholder communications, filings with the Securities and Exchange Commission or other governmental agency or body and other information and publicity generated by Company regarding the transactions contemplated in this Agreement shall be reviewed and approved by Public Company and its counsel before release or dissemination to the public or filing with any governmental agency or body whatever.

     5.06 Access. The Company Parties agree that they will allow Public Company's directors, officers, accountants, attorneys and other representatives full access, during normal business hours throughout the term or applicability of this Agreement, to all information whatever concerning
Company's respective affairs, operations and properties as Public Company may reasonably request. All information provided shall be furnished strictly subject to the confidentiality provisions of this Agreement. The Company Parties may refuse to allow copies or abstracts to be made of any formula, design plans for machinery or equipment, or any plans or details as to manufacturing or chemical processes, and the like; provided that representatives of Public Company shall be allowed access to such things for inspection, in order to satisfy themselves that such things exist and are substantially as represented to Public Company.

     5.07 Stand-Still Agreement. Other than those potential acquisitions which have previously been disclosed to Public Company, the Company Parties agree not to solicit from any third party an offer or expression of interest in or with respect to any acquisition, combination or similar transaction involving Company, or substantially all of its assets or securities (whether outstanding or authorized but unissued) and further agree that they will promptly inform Public Company of the existence of any such unsolicited offer or expression of interest.





                           ARTICLE VI

                   COVENANTS OF PUBLIC COMPANY

     Public Company covenants and agrees that, prior to the Effective Date:

     6.01 Effectuation of this Agreement. Public Company will use its best efforts to cause this Agreement to become effective, and all transactions herein contemplated to be consummated, in accordance with their terms, to obtain all required consents and authorizations of third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal and state securities laws and other laws as may be applicable to the contemplated transactions.

     6.02 Conduct. (a) Public Company will not (I) permit or do or cause to be done anything which Public Company has represented in Article I not to have been done, except as otherwise permitted in this Agreement, or consented to by

Company in advance and in writing; (ii) make or permit any amendment to the Public Company Articles of Incorporation or bylaws, other than those matters included in Exhibit "B" hereto;
(iii) cause or permit to be declared or paid any dividend, stock split, combination (reverse split) or other recapitalization or distribution in respect of Public Company's capital stock, other than as disclosed in the aforesaid Proxy documents; (iv) to Public Company's best ability, permit or cause the waiver of the provisions of any statute of limitations applicable to the levy or assessment of any federal, state, municipal or foreign taxes payable by Public Company.

     (b) To the best of its ability, Public Company will: (I) maintain its books, accounts and records as now being maintained, on a consistent basis; (ii) comply with and not violate any law, rule, regulation or ordinance whatsoever applicable to Public Company; and (iii) take each and every step necessary to preserve the charter issued by the State of Delaware, including timely filing of corporate reports and current payment of all taxes now and hereafter due and owing.

     6.03 Access. Public Company agrees that it will allow Company's directors, officers, accountants, attorneys and other representatives full access, during normal business hours throughout the term or applicability of this Agreement, to all information whatever concerning its affairs as the Company Parties may reasonably request. All information provided shall be furnished strictly subject to the confidentiality provisions of this Agreement.

                          ARTICLE VII

                      GENERAL PROVISIONS

     7.1 Further Assurances. At any time and from time to time after the date of this Agreement, each and every party hereto shall execute such additional instruments and take such other and further action as may be reasonably requested by any other party to carry out the intent and purpose of this Agreement.

     7.2 Waiver. Any failure on the part of any party hereunder to comply with any of their obligations, agreements or conditions may be waived in writing by the party to whom such compliance is owed; however, waiver on one occasion does not operate to effectuate a waiver on any other occasion.

     7.3 Brokers. Each party represents to every other party that no brokers or finders have acted for it in connection with this Agreement and that no obligations of Public Company, Company and the Company Shareholders need to be satisfied as of the date of this Agreement.

     7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid, first class, registered or certified mail, return receipt requested, as first set forth above; and for the Company Shareholders as set forth under their names on Exhibit A.

     7.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties and relating to the transactions evidenced hereby or the subject matter hereof.

     7.6 Headings. The article and paragraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state in which the Public Company is domiciled.

     7.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.9 No Oral Modification. This Agreement may be amended solely in writing, and only after the mutual agreement of the parties affected hereby.

     7.10 Survival of Representations, Warranties and Covenants.
The representations, warranties, covenants and agreements contained herein shall survive the date and execution of this Agreement.

      7.11 Legal Counsel; Expenses. The parties hereby acknowledge that they have had an opportunity to obtain legal counsel for Company, that Gianesin & Associates, Bryan A. Gianesin, Esq., has acted as counsel for Public Company and that the Company Shareholders have consulted Terri L. Bush, Esq. in respect of all matters leading to, and including, the transactions evidenced hereby.

     7.12 Simultaneous Closing. Public Company and the Company Parties specifically acknowledge and represent that the closing hereunder was, in effect, simultaneously completed with Public Company and the Company Parties on the date of this Agreement.

     7.13 Rescission of Agreement. The parties hereby agree that they are relying on the representations and projections contained in this Agreement, in the Company Business Plan and in other documents regarding the future of the Company submitted to the Public Company. In the event that such any such representations, projections or material facts about Company are found to be untrue, or otherwise materially affect the business prospects of the Public Company and/or the value of the securities issued by the Public Company, a majority of the shareholders of the Public Company (as determined as of the date immediately prior to the execution of this Agreement) may immediately rescind this Agreement with written notice to the Company and may return to the Company all of its assets and liabilities as if the transaction contemplated hereby had never taken place. In addition, the parties hereto may mutually agree to rescind this Agreement by executing a writing to that effect, which shall operate in the same manner as if Public Company had given unilateral written notice to the Company.
No decision of any court or other governmental or regulatory agency shall be necessary to effectuate the rescission. The rescission shall entitle the Public Company to proceed to elect new officers and directors and to proceed to acquire a private company which has a valid business plan and potential value to the shareholders of the Public Company. A notice of rescission to the Company shall not entitle the Company or its shareholders to obtain any damages, fees or other costs from the Public Company or its shareholders as a result of the rescission and the Company shall only be entitled to those assets which were in existence as of the date immediately preceding the effective date of this Agreement.


     IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed on the date and year first above written.

PASCAL VENTURES, INC., a Delaware
corporation ("PUBLIC COMPANY")

s/Bruce Crawford
_________________________________
Bruce Crawford, President

PUBLIC COMPANY
Attest:

s/Kristin Walker
________________________________
Kristin Walker, Secretary




SOUTHERN STATES POWER COMPANY, INC., a
Louisiana corporation ("COMPANY")

s/Heber Bishop
__________________________________
Heber Bishop, President


COMPANY
Attest:

s/Terri L. Bush
_________________________________
Terri L. Bush, Secretary



COMPANY SHAREHOLDERS:

s/Heber Bishop
_________________________
Heber Bishop

s/James R. Bunnell
_________________________
James R. Bunnell

s/Terri L. Bush
_________________________
Terri L. Bush

s/Desai Living Trust
_________________________
Desai Living Trust
s/Jayesh & Meena Desai
_________________________
Jayesh & Meena Desai

s/Robert Deutsch
_________________________
Robert Deutsch

s/Bryan Eget
_________________________
Bryan Eget

s/Antoinette Fowler
_________________________
Antoinette Fowler

s/Paul & Bobbi Kouri
_________________________
Paul & Bobbi Kouri

s/The Patel Trust Dated 1/13/94
_________________________
The Patel Trust Dated 1/13/94

s/Shailesh & Sudha Patel Living Trust 1997
_________________________
Shailesh & Sudha Patel Living Trust 1997

s/Robert B. Raines, Jr.
_________________________
Robert B. Raines, Jr.

s/Roberto Jose Ruiz Living Trust
________________________
Roberto Jose Ruiz Living Trust

s/Curt Thurmon
________________________
Curt Thurmon

s/B.A.T. International
________________________
B.A.T. International

s/Hemisphere Group, Inc.
________________________
Hemisphere Group, Inc.

s/Southern States Gas Gathering System, LLC
________________________
Southern States Gas Gathering System, LLC
s/Southern States Oil Production, LLC
________________________
Southern States Oil Production, LLC

s/Unlimited Group
________________________
Unlimited Group